Exhibit 99.1

GD Culture Group Announces Adjournment of Special Meeting of Stockholders until March 26, 2024

NEW YORK, Feb. 27, 2024 (GLOBE NEWSWIRE) -- -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), a Nevada holding company currently conducting business through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”), today announced it adjourned the Special Meeting of Stockholders (the “Meeting”) held on February 27, 2024. The Meeting will reconvene on March 26, 2024 at 1:00 p.m., Eastern Time at the principal office of the Company located at 810 Seventh Avenue, 22nd Floor, New York, NY 10019.

The Company has determined to adjourn the Meeting because the number of shares of common stock present or represented by proxy at the Meeting did not constitute a quorum under the Company’s bylaws.

The close of business on January 11, 2024 (the “Record Date”) will continue to be the record date for the determination of stockholders of the Company entitled to attend and vote at the Meeting. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Meeting will be voted at the adjourned Meeting unless properly revoked in accordance with the procedures described in the Company’s proxy statement.

The Company has filed its annual report on Form 10-K, including its audited financial statements, for the fiscal year ended December 31, 2022, with the U.S. Securities and Exchange Commission (the "SEC"). The Company's Form 10-K can be accessed on its website at https://www.gdculturegroup.com/, as well as on the SEC's website.

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada holding company currently conducting business through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”). The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company's website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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Tina Xiao
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